Exhibit 99.1


FOR RELEASE:  IMMEDIATELY



            PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
                     NEW STOCK REPURCHASE PROGRAM AND
                        CALLING OF SPECIAL MEETING
            --------------------------------------------------


     Philadelphia, Pennsylvania (April 6, 2006) -- Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq: PBIP), the "mid-tier" holding company for Prudential Savings Bank (the "Bank"), announced today that its Board of Directors has approved the commencement of its second stock repurchase program of up to an additional 269,000 shares or approximately 5% of the Company's outstanding common stock held by shareholders other than Prudential Mutual Holding Company. The Company's second repurchase program will commence upon completion of its first repurchase program. Under the first program, 277,000 shares were approved for repurchase and approximately 76,000 remain to be purchased. Repurchases will be made by the Company from time to time in open-market transactions or otherwise as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

     The Company also announced that the Company's Board of Directors has set the dates and agenda for a Special Meeting of Shareholders. The date of the Special Meeting will be May 26, 2006 and record date for shareholders entitled to vote at the meeting will be April 24, 2006. At the Special Meeting, shareholders will be asked to consider and approve the adoption of the 2006 Stock Option Plan and the 2006 Recognition and Retention Plan and Trust Agreement (collectively, the "Plans"). Since the Plans are being presented to shareholders more than one year after the completion of the Bank's reorganization into the mutual holding company structure, the voting required to approve the Plans is a majority of the total votes cast. The shares of Company common stock held by Prudential Mutual Holding Company, which holds a majority of the common stock, will count in calculating the number of votes cast. The Company has been advised by the Federal Deposit Insurance Corporation (the "FDIC") that the vote requirement applicable to stock benefit plans adopted within the first year after completion of a mutual holding company reorganization is not applicable to plans submitted more than one year after completion of such reorganization.

     Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank. Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886.
The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as five additional full-service branch offices, four of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania. At December 31, 2005, the Company had total assets of $447.3 million, total liabilities of $355.7 million and shareholders' equity of $91.6 million.

     Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.Prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

Contacts:

Thomas A. Vento, President and Chief Executive Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.

Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.